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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  SEPTEMBER 26, 1995


                           CONSOLIDATED PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


          INDIANA                       0-8445                   37-0684070
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                 500 CENTURY BUILDING, 36 S. PENNSYLVANIA STREET
                          INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)








The Index to Exhibits is located at Page 2.                      Total Pages  48


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ITEM 5.  OTHER EVENTS

On September 27, 1995, the Company entered into a $25,000,000 ten-year Senior Note Agreement and Private Shelf Facility (the "Agreement"). At September 27, 1995, the Company had borrowed $10,000,000 under this Agreement at an interest rate of 7.7%. The Company was also committed to borrowing an additional $5,000,000 under this Agreement by November 15, 1995 at an interest rate of 7.4%. The remaining $10,000,000 available under this Agreement may be borrowed over the three-year period ending September 27, 1998 at interest rates based upon market rates at the time of borrowing. A 12.44% senior note agreement with this same lender dated November 1, 1990 was consolidated into this Agreement. The Agreement is unsecured and contains restrictions which, among other things, require the Company to maintain certain financial ratios. Additionally, on September 26, 1995, the Company extended its bank commitment for an unsecured line of credit of $30,000,000 to December 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

     Exhibit             Description of Exhibit                       Page No.
     -------             ----------------------                       --------

       4.1 Note Purchase Agreement by and between Consolidated Products, Inc. and The Prudential Insurance Company
               of America dated as of September 27, 1995 related to
               a $39,250,000 senior note purchase agreement and
               private shelf facility.                                   3

       4.2     First Amendment to Amended and Restated Credit
               Agreement by and between Consolidated Products, Inc.
               and Bank One, Indianapolis, N.A. dated
               September 26, 1995.                                      42

      20.1     Press release dated October 5, 1995 regarding the
               refinancing of the Company's Senior note agreement
               with Prudential Insurance Company of America.            48




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on December 14, 1995.

                                                  CONSOLIDATED PRODUCTS, INC.

                                                  /s/ James W. Bear
                                                  ---------------------------
                                                  By:  James W. Bear
                                                       Senior Vice President and
                                                       Chief Financial Officer